Exhibit 99.1

HyreCar Appoints Independent Director Grace Mellis as Chairman of the Board of Directors

LOS ANGELES, January 15, 2019 – HyreCar Inc. (NASDAQ: HYRE) (the “Company”), the carsharing marketplace for ridesharing, today announced that the Board of Directors has appointed Grace Mellis as Chairman of the Board of Directors, effective January 9, 2019. Ms. Mellis, a current member of the HyreCar Board and chair of its audit committee, will succeed Anshu (Andy) Bansal who stepped down from the Board to pursue a new start up opportunity.

Ms. Mellis brings more than 25 years of management and finance expertise into her role as Chairman. She spent nearly a decade at JPMorgan Chase where she had the opportunity to work with Heidi Miller and Jamie Dimon on transformation and business expansion as a Managing Director and Head of International Strategy within the Corporate and Investment Bank. She was also a CFO for the Investor Services business covering Private Equity Funds, Asset Managers and Central Banks.

“The mobility industry is undoubtedly entering a new era with the advent of shared mobility and many dealerships and OEMs will need to look beyond their traditional business models,” said Ms. Mellis. “HyreCar is at an exciting inflection point for growth and scale, and the market is more open than ever to our innovative model. I’m excited to partner with our management team to realize our ambition to extend and expand our marketplace from individual drivers to enterprise operations. I also want to thank Andy Bansal for his vision and we all wish him the best in his new venture.”

Joe Furnari, CEO of HyreCar, added: “Grace brings a wealth of invaluable financial and sales acumen to our board. As chairman, we look forward to leveraging her prior experiences at JPMorgan Chase, which provides our entire management team and board with invaluable insights on the strategic direction of the business. She is a true partner to the business and has been instrumental in aligning our strategy, priorities and long-term vision for long-term shareholder value creation into 2019 and beyond.”

Ms. Mellis is the founder and managing director of IGA Capital, which invests in and advises start-ups in the finance and technology space. She is also a mentor and investor with Techstars, a global start-up incubation platform. Previously, Ms. Mellis was CFO and VP of Corporate Finance and Business Intelligence at Greendot Corporation, and prior to that she spent almost a decade in strategy and finance leadership roles at JPMorgan Chase.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) actively operates in 50 states plus Washington, D.C. The Company’s carsharing marketplace for ridesharing was created to leverage technology and establish a scalable presence in automotive asset sharing. Drivers, vehicle owners, fleet owners, and automotive dealers alike can utilize the platform to create an opportunity for themselves where one did not previously exist. By providing a safe, secure, and reliable marketplace, HyreCar is the Mobility as a Service solution for carsharing and ridesharing drivers. The HyreCar platform helps private individuals with one car, or companies with thousands of vehicles, to leverage available vehicle assets to earn income and additional revenue streams with innovative and proprietary technology. For more information, please visit www.hyrecar.com.

Forward Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s Prospectus, dated June 26, 2018, and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Media Relations:

Ronjini Joshua

The Silver Telegram

HyreCar@thesilvertelegram.com

Investor Contact:

Ted Haberfield

President, MZ Group – MZ North America

HYRE@mzgroup.us

Web: www.mzgroup.us